Exhibit 3.1

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

This Certificate of Formation of TCW Direct Lending VIII Perpetual BDC LLC, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §§ 18-101. et seq.).

1.	Name: The name of the limited liability company is TCW Direct Lending VIII Perpetual BDC LLC (the “Company”).

2.	Registered Office: The address of its registered office in the State of Delaware is 1209 1209 Orange Street, in the city of Wilmington, zip code 19801.

3.

Registered Agent: The name and address of the registered agent of process on the limited liability company in the State of Delaware is National Registered Agents, Inc., 1209 Orange Street, in the city of Wilmington, zip code 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 14th day of April, 2025.

By:	/s/ Zachary Edelman
Name:	Zachary Edelman
Title:	Authorized Person

State of Delaware

Secretary of State

Division of Corporations

Delivered 05:38 PM 04/14/2025

FILED 05:38 PM 04/14/2025

SR 20251561866 - File Number 10163554